Exhibit 4.2

         NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AS TO SUCH EXEMPTION.

         IN ADDITION, A PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF FEBRUARY ___, 2006 (THE "PURCHASE AGREEMENT"), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

                     ---------------------------------------

                          LOUNSBERRY HOLDINGS III, INC.

                     COMMON STOCK PURCHASE WARRANT "A(1)"

Number of Shares:  3,126,316                  Holder: Barron Partners LP
                                              c/o  Barron Capital Advisors LLC
Original Issue Date:  February  8, 2006       Managing Partner
                                              Attn: Andrew Barron Worden
                                              730 Fifth Avenue, 9th Floor
Expiration Date: February 8, 2011             New York NY 10019
                                              tel 212-659-7790
Exercise Price per Share: $1.75               fax 646-607-2223

Lounsberry Holdings III, Inc., a company organized and existing under the laws of the State of Delaware (the "COMPANY"), hereby certifies that, for value received, BARRON PARTNERS LP, or its registered assigns (the "WARRANT HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company up to three million one hundred twenty six thousand three hundred sixteen (3,126,316) shares (as adjusted from time to time as provided in Section 7 of this Warrant, the "WARRANT SHARES") of common stock, $.0001 par value (the "COMMON STOCK"), of the Company at a price of one and 75/100 dollars ($1.75) per Warrant Share (as adjusted from time to time as provided in Section 7, the "EXERCISE Price"), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on February 8, 2011 (the "Expiration Date"), and subject to the following terms and conditions:

      1. REGISTRATION OF WARRANT. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

----------
(1) The A Warrants are for an aggregate of 3,694,738 shares at $1.75 per share, The B Warrants are for an aggregate of 3,694,738 shares at $2.50 per share.

      2. INVESTMENT REPRESENTATION. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate that is an accredited investor which has been identified to and approved by (such approval not to be unreasonably withheld or delayed) for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the 1933 Act, and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. "PERSON" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

      3. VALIDITY OF WARRANT AND ISSUE OF SHARES. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof other than those incurred by the Holder. The Company further warrants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

      4.    REGISTRATION OF TRANSFERS AND EXCHANGE OF WARRANTS.

            a. Subject to compliance with the federal and state securities laws, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 12. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

            b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

      5.    EXERCISE OF WARRANTS.

            a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 12, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, by wire transfer or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

            b. A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

            c. This Warrant shall be exercisable at any time and from time to time during the Exercise Period for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

            d. (i) Notwithstanding anything contained herein to the contrary, but subject to Section 5(e) and Section 6, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "NET NUMBER" of shares of Common Stock determined according to the following formula (a "CASHLESS EXERCISE"):

                          Net Number = (A x (B - C))/B

                  (ii)  For purposes of the foregoing formula:

                        A= the total number shares with respect to which this Warrant is then being exercised.

                        B= the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

                        C= the Warrant Exercise Price then in effect at the time of such exercise.

            e.    The holder of this Warrant may not make a Cashless Exercise
(i) during the six (6) months following the Original Issue Date and (ii) thereafter if the sale by the Holder of the Warrant Shares is covered by an effective registration statement.

      6. MAXIMUM EXERCISE. The Warrant Holder shall not be entitled to exercise this Warrant on a Date of Exercise in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates on the Date of Exercise, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an Date of Exercise, which would result in beneficial ownership by the Warrant Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock on such date. This
Section 6 may be not be waived or amended. As used in this Warrant, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

      7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

            a. ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, RECAPITALIZATIONS, ETC. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

            b. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "REORGANIZATION"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "EFFECTIVE DATE"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

            c. CERTIFICATE AS TO ADJUSTMENTS. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

            d. SALES OF COMMON STOCK AT LESS THAN THE EXERCISE PRICE. From the date hereof until such time as Barron Partners LP holds no Securities, as defined in the Purchase Agreement, except for (i) Exempt Issuances, as defined in the Purchase Agreement, (ii) issuances covered by Sections 7(a), 7(b) and 7(e) hereof or (iii) an issuance of Common Stock upon exercise or upon conversion of warrants, options or other convertible securities for which an adjustment has already been made pursuant to this Section 7, as to all of which this Section 7(d) does not apply, if the Company closes on the sale or issuance of Common Stock at a price, or warrants, options, convertible debt or equity securities with a exercise price per share or exercise price per share which is less than the Exercise Price then in effect (such lower sales price, conversion or exercise price, as the case may be, being referred to as the "Lower Price"), the Exercise Price in effect from and after the date of such transaction shall be is reduced to the Lower Price. For purpose of determining the exercise price of warrants, the price, if any, paid per share for the warrants shall be added to the exercise price of the warrants.

            e. THE COMPANY FAILS TO MEET CERTAIN PRE-TAX INCOME LEVELS OR ADJUSTED EBITDA.

                  i. In the event Konzern's Adjusted EBITDA for the year ended December 31, 2005 is less than $5,650,000, then the Exercise Price shall be reduced by the percentage shortfall, up to a maximum of 30%. Thus, if Adjusted EBITDA for 2005 is $3,955,000 or less, the Exercise Price shall be reduced by 30%. As used in this Section 7(e)(i), Adjusted EBITDA shall mean shall mean earnings before interest, taxes, depreciation and amortization, determined in accordance with U.S. GAAP, minus capital expenditures. Such reduction shall be made at the time the Company files its Form 10-KSB for the year ended March 31, 2006, and shall apply to the all of the Series A Preferred Stock which is outstanding on the date the Form 10-KSB is filed, or, if not filed on time, on the date that filing was required.

                  ii. In addition to any adjustment pursuant to Section 7(e)(i) of this Warrant, in the event the Company's fully-diluted Pre-Tax Income, as defined in Section
                        1.3.14 of the Purchase Agreement, Per Share for the year ended December 31, 2006 is between $0.40 and $0.20 (50% Decline) per share on a fully-diluted basis, then the Exercise Price shall be reduced proportionately by 0% if the fully-diluted Pre-Tax Income is $0.40 per share or greater and by 50% if the fully-diluted Pre Tax Income is $0.20 per share (50% decrease) or less. For example if the earnings are $0.32 per share (20% Decline) then the Exercise Price shall be reduced by 20% of the then current Exercise Price per share. Fully-diluted Pre-Tax Income Per Share shall be based on the number of outstanding shares of Common Stock plus all shares of Common Stock issuable upon conversion of all outstanding convertible securities and upon exercise of all outstanding warrants, options and rights, regardless of whether (x) such shares would be included in determining diluted earnings per share and (y) such convertible securities are subject to a restriction or limitation on exercise. Thus, for purpose of determining fully-diluted Pre-Tax Income Per Share, the 4.9% Limitation shall be disregarded. The adjustment to the Exercise Price shall be made within five business days of the audited numbers being reported to the SEC and shall apply to this Warrant to the extent that it is unexercised on the date the Form 10-KSB or Form 10-K for the year ended December 31, 2006 is filed, or, if not filed on time, on the date that filing was required.

                  iii. An adjustment pursuant to Sections 7(d) or 7(e) of this Warrant shall not affect the number of shares of Common Stock issuable upon exercise of this Warrant.

      8. FRACTIONAL SHARES. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

      9. SALE OR MERGER OF THE COMPANY. Upon a Merger Transaction, the restriction contained in Section 6 shall immediately be released and the Warrant Holder will have the right to exercise this Warrant concurrently with such Merger Transaction. For purposes of this Warrant, the term "Merger Transaction" shall mean a consolidation or merger of the Company into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company.

      10. NOTICE OF INTENT TO SELL OR MERGE THE COMPANY. The Company will give Warrant Holder ten (10) business days notice before any Merger Transaction.

      11. ISSUANCE OF SUBSTITUTE WARRANT. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company. However, in the event that the Company does not issue a substitute warrant, the number and class of Warrant Shares or other securities and the Exercise Price shall be adjusted as provided in this Warrant, and this Warrant shall relate the adjusted number of Warrant Shares and Exercise Price.

      12. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or
(iv) on the date of delivery after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                  If to the Company:

                  Guangzhou Konzern Medicine Co. Ltd.
                  Room 702 Guangri Mansion No. 8
                  South Wuyang Xin Chengsi, Guangzhou
                  China
                  Attention: Mr. Senshan Yang, President
                  Facsimile:

                  With a copy to:

                  Katsky Korins LLP
                  605 Third Avenue
                  New York, New York 10158
                  Attention: Asher S. Levitsky P.C.
                  Facsimile No.: (212) 716-3338

                  and

                  Ms. Meiyi Xia 51 Everett Drive; Suite A-20 West
                  Windsor Professional Center Princeton Junction, NJ 08550 Facsimile No.: (609) 799-0115

                  If to the Warrant Holder:

                  at the address or telecopier number and to the attention of the person shown on the Company's warrant register.:

      13.   MISCELLANEOUS.

            a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

            b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

            c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

            d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

            e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

            f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

                          [SIGNATURE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.


LOUNSBERRY HOLDINGS III, INC.



By:
     ------------------------------------------
     Meiyi Xia, President

                          FORM OF ELECTION TO PURCHASE

            (To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  LOUNSBERRY HOLDINGS III, INC.:

            In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock ("Common Stock"), $.001 par value, of Lounsberry Holdings III, Inc. and encloses the warrant and $____ for each Warrant Share being purchased or an aggregate of $________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

___________________________________________

___________________________________________

___________________________________________
     (Please print name and address)


(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

___________________________________________

___________________________________________

___________________________________________
(Please print name and address)

Dated:                                  Name of Warrant Holder:
        -------------------

                                              (Print)
                                                      --------------------------

                                              (By:)
                                                     ---------------------------


                                              (Name:)
                                                       -------------------------

                                              (Title:)
                                                        ------------------------

                                              Signature must conform in all
                                              respects to name of Warrant Holder
                                              as specified on the face of the
                                              Warrant